Exhibit T3A-5

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business
Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

SNOVER INTERNATIONAL INC.

BVI COMPANY NUMBER: 1408260

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 30th day of May, 2007.

Date: 30th day of May, 2007	for REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title: